PAGE 70

                                                                  EXHIBIT 10.5

                           ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into and executed on this 14th day of February, 1995 by and between ATWOOD FALCON I, LTD. ("Seller") and ATWOOD OCEANICS PACIFIC LTD. ("Buyer"), effective December 31, 1994 (the "Effective Date").

                               R E C I T A L S:

      WHEREAS, Seller owns and operates a U.S. flag, semi-submersible drilling Vessel (Official No. 653713) known as "Falcon" (the "Vessel") and other assets that support the drilling operations of the Vessel (all of which is herein referred to as the "Business"); and

      WHEREAS, Buyer desires to purchase and receive from Seller, and Seller desires to sell and assign to Buyer, any and all of the tangible and intangible assets, contracts, and any other assets used or involved in the operation of Seller's Business.

      NOW,   THEREFORE,  in  consideration  of  and   subject  to  the  mutual
agreements, terms and conditions herein contained, the parties hereto agree as follows:

1.    Purchase and Sale of Assets.

      (a) Assets Conveyed. Upon the terms and subject to all of the conditions herein and the performance by each of the parties hereto of their respective obligations hereunder, Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell and deliver to Buyer, on the Closing Date (as defined below), any and all of the properties and assets used or involved in Seller's Business, including, without limitation, the following (collectively the "Assets"):

            (i) The Vessel and all property and other tangible assets used in the Business, including those described or referred to in Exhibit A attached hereto and made part of this Agreement ("Vessel Assets"); and

            (ii) All leases, contracts, arrangements, understandings, bareboat or other charters, or agreements relating to the hire, use or operation of the Vessel Assets or in the operation of the Business, including those listed on Exhibit B attached hereto and made a part of this Agreement ("Contracts"); and

            (iii) All licenses, permits, consents, authorizations and orders of governmental or regulatory authorities as are necessary to carry on the Business as is presently being conducted, including those listed on Exhibit C attached hereto and made a part of this Agreement to the extent assignable ("Licenses and Permits"); and
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                                    PAGE 71

            (iv) Any and all other assets, whether tangible or intangible, used in the Business, including all intangible assets essential to or used in the operation of the Business.

      (b) Limitation on Assignment. Notwithstanding anything herein contained to the contrary, this Agreement shall not constitute nor require any assignment to Buyer of any claim, lease, easement, permit, license, contract or other right if an attempted assignment of the same without the consent of any third party would constitute a breach thereof, unless and until such consent shall have been obtained. In the case of any Asset which cannot effectively be transferred to Buyer without the consent of any governmental agency or authority or any other person, Seller and Buyer will each use all reasonable efforts to obtain such consents promptly and to enter into such reasonable arrangements which as closely as possible give Buyer the benefits of such matters.

2. Closing. The closing of the purchase and sale of the Assets (the "Closing") shall take place at the offices of Griggs & Harrison, at 10:00 a.m. (Houston time) on March 31, 1995, or at such other place, date and time as the parties may agree (the "Closing Date").

3. Consideration. Subject to the terms and conditions of this Agreement, and in full consideration for the conveyance, transfer and delivery of the Assets and Business of Seller to Buyer as provided herein, Buyer shall pay to Seller the following consideration:

      (a) Cash. The cash sums of (i) TEN MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($10,750,000.00) payable by wire transfer of immediately available funds on the Closing Date ("Cash Consideration") and (ii) ONE MILLION NINETY-FIVE THOUSAND AND
            NO/100 DOLLARS ($1,095,000.00) (both (i) and (ii) shall be collectively referred to as the "Cash Consideration").

      (b) Term Notes. Buyer shall issue three promissory notes to Seller ("Note Consideration") as follows: (i) promissory note in the original principal amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) payable on or before December 31, 1998 plus interest at a rate of six percent (6%) per annum with acceleration provisions upon a Change of Control, among other things, all as defined and set forth therein, which promissory note is in the form of Exhibit D-1 attached hereto, and (ii) promissory note in the original principal amount of THIRTEEN MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($13,750,000.00) payable on or before December 31, 2010, plus interest at a rate of nine percent (9%) per annum and (iii) promissory note in the original principal amount of ONE MILLION NINETY FOUR THOUSAND AND NO/100 DOLLARS ($1,094,000.00) payable on or before December 31, 2010, plus interest at a rate of nine percent (9%) per annum.

      (c)   Assumption.     Buyer  agrees  to  assume   and  fulfill  Seller's
            unfulfilled contractual obligations and certain other liabilities and obligations as set out in Section 5 hereof ("Assumptions").
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                                    PAGE 72

      (d) Guaranty of Atwood Oceanics, Inc. The Partnership agrees to use its best efforts to cause Atwood Oceanics, Inc. to execute a Guaranty Agreement ("Guaranty") guaranteeing the $3,000,000.00 promissory note comprising a portion of the Note Consideration. The Guaranty shall be in the form of Exhibit D-2 attached hereto.

      (e) Working Capital. Buyer and Seller agree that the total working capital of the Partnership as of the Effective Date is TWO MILLION ONE HUNDRED EIGHTY-NINE THOUSAND AND NO/100 DOLLARS ($2,189,000.00) which is reflected as part of the Purchase Price in clauses (a)(ii) and (b)(iii) above.

The amounts payable (and the Assumptions) in paragraphs (a) through (c) herein shall be collectively referred to as (the "Purchase Price").

4.    Allocation.   The Parties understand  and agree that  the Purchase Price
shall be allocated   to comply with Section 1060 of  the Internal Revenue Code
of 1986, as amended.

5.    Obligations Assumed by Buyer.

      (a) Assumed. Buyer agrees to assume, perform and discharge (i) the unperformed and unfulfilled executory contracts, lease obligations, and ongoing obligations of the Business accruing from the Effective Date all as specifically set forth in Exhibit B hereto, and (ii) all accounts payable and accrued liabilities which are reflected on that certain Analysis of Liabilities at December 31, 1994 attached hereto as Exhibit E.

      (b)   Excluded.   Except as  set out in  paragraph 5(a), Buyer  will not
            assume and will not discharge or be liable for any debts, liabilities, or obligations of Seller.

6. Representations and Warranties by Seller. As a material inducement to Buyer to execute and perform its obligations under this Agreement, Seller hereby represents and warrants to Buyer as follows, which representations and warranties shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of two (2) years from the Effective Date:

      (a) Partnership Existence. Seller is a limited partnership, duly organized and validly existing under the laws of the State of Texas and has all the requisite power and authority to sell the assets of the Business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement.

      (b) Assets. Exhibits A, B and C to this Agreement contain a true and correct list of all assets used or required to be used in the Business.

      (c) Asset Condition. To the extent required by applicable law to be operative, the disclaimers of certain warranties contained in this paragraph are "conspicuous" disclaimers for the purposes of any applicable law, rule, or order. SELLER HEREBY EXPRESSLY DISCLAIMS
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                                    PAGE 73

            AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESSED, IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE, RELATING TO THE CONDITION OF THE VESSEL ASSETS, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY, OR OF SEAWORTHINESS, OR VALUE, OF DESIGN, OR OF FITNESS FOR A PARTICULAR PURPOSE OR USE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS. SELLER AND BUYER AGREE THAT THE VESSEL ASSETS SHALL BE SOLD BY SELLER TO BUYER "AS IS, WHERE IS".

      (d) Documentation. As of the date of this Agreement, the Vessel is duly and lawfully documented under the laws and flag of the United States. Between the date of this Agreement and the Closing hereof, Seller will comply with and satisfy the provisions of the shipping laws of the United States so that the Vessel shall be allowed to be documented under the flag of the Republic of Panama upon conveyance to Buyer at Closing.

      (e) Litigation. There are no actions, suits, or proceedings pending or threatened against Seller which might hinder in any way this Agreement or affect any of Seller's properties or rights, at law or in equity or before any federal, state, municipal, or other governmental agency or instrumentality, domestic or foreign, nor is Seller aware of any facts which to its knowledge might result in any such action, suit, or proceeding. Seller is not in default with respect to any order or decree of any court or of any such governmental agency or instrumentality which might hinder in any way this Agreement.

      (f) Enforceable Obligations. Seller is not in violation of any of its executory contracts and ongoing business obligations to the extent such a violation would have a material adverse impact on Seller's ability to fully perform its obligations under this Agreement. Seller is not in material violation of any term or provision of its charter or bylaws, or any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation the violation of which would have a material adverse impact on Seller's ability to fully perform its obligations under this Agreement. The execution and delivery of and performance under and compliance with this Agreement will not result in a material violation of or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien, encumbrance, or charge upon any of the properties or assets of Seller pursuant to any such term or provision.

      (g) Title. Seller has good and indefeasible title to the Assets being sold to Buyer pursuant to this Agreement, free and clear of any and all mortgages, security interests, liens, claims, debts, charges or encumbrances (except as expressly assumed herein).

      (h) Contracts and Agreements. To the best of Seller's knowledge and subject to obtaining reasonable approvals, Seller's ability to assign all executory contracts required to operate the Business, including without limitation, those Assets described or referred to in Exhibit B hereto, on terms no less favorable than those in
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                                    PAGE 74

            effect with Seller, is not subject to any lease, mortgage, pledge, lien, charge, security interest, encumbrance, non-compete agree-ment, reserved interests of prior owners (including shareholders and employees or prior owners), restrictions on assignment, or any other restriction whatsoever.

      (i) Claims. Seller has no knowledge or any claim or reason to believe that performance under the contracts to be assumed is or may be infringing or otherwise acting adversely to the rights of any person under or in respect to any patent, trademark, service mark, trade name, copyright, license, or other similar intangible right. Seller is not obligated under any liability whatever to make any payments by way of royalties, fees, or otherwise to any owner or licensee of or other claimant to the patent, trademark, trade name, copyright, or other intangible asset with respect to the use thereof or in connection with the conduct of the Business or otherwise.

      (j) True Statements. No representation or warranty by Seller in this Agreement or in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

7. Representations and Warranties by Buyer. As a material inducement to Seller to execute and perform its obligations under this Agreement, Buyer hereby represents and warrants to Seller as follows, which representations and warranties shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of two (2) years from the Effective Date:

      (a) Corporate Existence. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all the authority to acquire the assets of the business as it is presently being conducted and to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement.

      (b) Litigation. There are no actions, suits, or proceedings pending or threatened against Buyer which might hinder in any way this Agreement or affect any of Buyer's properties or rights, at law or in equity or before any federal, state, municipal, or other governmental agency or instrumentality, domestic or foreign, nor is Buyer aware of any facts which to its knowledge might result in any such action, suit, or proceeding. Buyer is not in default with respect to any order or decree of any court or of any such governmental agency or instrumentality which might hinder in any way this Agreement.

      (c) Enforceable Obligations. Buyer is not in material violation of any term or provision of its charter or bylaws, or any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation the violation of which would have a material adverse impact on Buyer's ability to fully perform its obligations under this Agreement.
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                                    PAGE 75

      (d) True Statements. No representation or warranty by Buyer in this Agreement or in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

8.    Covenants.   In addition  to the  rights  and obligations  of Buyer  and
Seller set forth elsewhere in this Agreement, Buyer and Seller covenant and agree as follows:

      (a) Broker's Fees. Buyer represents that it has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees with respect to the matters provided for in this Agreement which will be the responsibility of Seller. Seller represents that it has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees with respect to the matters provided for in this Agreement which will be the responsibility of Buyer.

      (b) Government Approval. Promptly following the execution of this Agreement, Seller shall make all required filings with and prepare all applications to the United States Department of Transportation, Maritime Administration, Vessel Transfer Office, as may be necessary or appropriate for the sale of the Vessel to Buyer, the deletion of the Vessel from U.S. documentation and the enrollment of the Vessel under Panamanian flag and registry. Buyer shall cooperate with Seller and use its best efforts to assist Seller in its undertakings with respect to such filings and applications. Buyer agrees to comply in all respects with the terms and conditions imposed by the Department of Transportation as set forth in its Approval Notice and Agreement.

      (c) Damage to the Vessel. If, after the date of this Agreement and before the Closing Date, there occurs any casualty, accident or damage to the Vessel involving an amount in excess of $25,000.00, Seller will provide written notice thereof to Buyer. At Buyer's request, Seller shall repair any such damage at Seller's sole expense. Notwithstanding the preceding provisions of this Section 8(c), if the casualty, accident or damage will require more than thirty (30) days to repair, or if the Vessel has suffered a total or constructive total loss, Buyer shall have the right to terminate this Agreement upon written notice to that effect addressed to Seller.

9.    Conditions to Buyer's Obligations.   The obligations of Buyer  to effect
the transactions contemplated by this Agreement are subject to the following conditions:

      (a) Conveyance Documents. Seller shall have executed and delivered a General Conveyance, Bill of Sale, Assignment and Assumption Agreement.

      (b)   Bill  of Sale.    Seller  shall  have  executed  and  delivered  a
            Panamanian Bill of Sale for the Vessel.
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                                    PAGE 76

      (c)   Certificates.   Seller shall have delivered  to Buyer Certificates
            of Existence and other documentation as Buyer may reasonably require to confirm Seller's status.

      (d) Authorization. Buyer and Seller shall have received all written authorization and approvals required by any applicable laws, rules or regulations including, without limitation, the consent of the United States Department of Transportation, Maritime Administration, Vessel Transfer Office, pursuant to Section 9 of the Shipping Act.

      (e)   Other Documents.   Seller shall  have executed and  delivered such
            other and further documents and instruments as may be reasonably necessary to give full effect to this Agreement.

      (f)   Simultaneous Closings.   Simultaneous with  the Closing hereunder,
            (i) Seller shall dissolve in accordance with that certain Dissolution Agreement dated of even date herewith and distribute any remaining assets, the Cash Consideration and the Note Consideration to its partners and (ii) Atwood Oceanics Drilling Company shall have purchased the limited partnership interest of Philadelphia Drilling Company in Atwood Deep Seas, Ltd.

      (g) Certificate of Deletion. Seller shall have delivered to Buyer either (i) a Certificate of Deletion issued by the U.S. Coast Guard indicating that the Vessel has been deleted from U.S. documentation, or (ii) a letter from Seller advising that it has forwarded to the Coast Guard all documents and instruments required for the deletion of the Vessel from U.S. documentation, including a written request that the Coast Guard delete the Vessel from documentation, the original Certificate of Documentation covering the Vessel, the Transfer Order issued by the United States Department of Transportation, Maritime Administration, Vessel Transfer Office, satisfaction of any liens covering the Vessel, and copies of the Bill of Sale covering the Vessel.

      (h)   Representations   and   Warranties.     All   representations  and
            warranties of Seller shall be  true and correct as of the  Closing
            Date.

      10. Conditions to Seller's Obligations. The obligations of Seller to effect the transactions contemplated by this Agreement are subject to the following conditions:

      (a)   Payment of Purchase  Price.   Buyer shall have  paid the  Purchase
            Price for the Assets to Seller.

      (b) Guaranty. Atwood Oceanics, Inc. shall have executed and delivered the Guaranty.

      (c) Bill of Sale. Buyer shall have executed and delivered the General Conveyance, Bill of Sale, Assignment and Assumption Agreement.

      (d) Authorization. Buyer and Seller shall have received all written authorization and approvals required by any applicable laws, rules or regulations including, without limitation, the consent of the United States Department of Transportation, Maritime Administration, pursuant to Section 9 of the Shipping Act.

      (e)   Other Documents.   Buyer shall  have executed  and delivered  such
            other and further documents and instruments as may be reasonably necessary to give full effect to this Agreement.

      (f)   Simultaneous  Closings. Simultaneous  with the  Closing hereunder,
            (i) Seller shall dissolve in accordance with that certain Dissolution Agreement dated of even date herewith and distribute any remaining assets, the Cash Consideration and the Note Consideration to its partners and (ii) Atwood Oceanics Drilling Company shall have purchased the limited partnership interest of Philadelphia Drilling Company in Atwood Deep Seas, Ltd.

      (g)   Representations   and  Warranties.      All  representations   and
            warranties  of Buyer shall be  true and correct  as of the Closing
            Date.

11. Conduct of Business Prior to the Closing Date. Seller further agrees that from the date of this Agreement through the Closing Date, except as contemplated by Section 8(b) hereof or as approved by Buyer in writing, Seller shall not do any of the following:

      (a)   make any  change in the conduct of the Business;

      (b) enter into any transaction other than in the ordinary course of business;

      (c) dispose of any of the Assets, except in the ordinary course of business;

      (d) subject any of the Assets to a lien or other encumbrance, except in the ordinary course of business;

      (e) waive any right of substantial value relating to or affecting the Assets;

      (f) enter into any agreement or make any undertaking which could be violated, or create obligations which could be accelerated, as a result of changes or developments or the absence of changes or developments in, the Business, Assets, earnings, operations or condition, financial or otherwise, of Seller; or

      (g) in any manner whatsoever transfer any interest in Seller to any person.

12. Post-Closing Obligations of Seller. Promptly after the Closing Date, Seller shall:

      (a) Possession. Take all such steps as may be requisite to put Buyer in actual possession, operation, and control of the Assets on the Closing Date of this Agreement.
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                                    PAGE 78

      (b) Consents to Assignment. Furnish to Buyer all consents, waivers, and releases then in Seller's possession relating to or permitting the sale and assignment of any Asset and seek to obtain any other consent necessary to transfer any Asset to Buyer.

13. Further Assurances. From time to time after the Closing Date at the request of Buyer, Seller shall execute and deliver to Buyer such other instruments of assumption and take such other action and Buyer may reasonably require of Seller to assist Buyer in acquiring full, clear title to the Assets.

14.   Taxes.

      (a) Income Taxes. Seller shall assume responsibility for, and shall bear and pay, all federal income taxes, state income taxes, and other similar taxes on gross income, net income, or gross receipts (including any applicable interest or penalties) incurred or imposed with respect to the conveyance by Seller to Buyer of the Assets pursuant to this Agreement.

      (b) Ad Valorem Taxes. Seller shall be responsible for, and shall bear and pay, all ad valorem, property, and similar taxes and assessments (including any applicable penalties and interest) assessed against the Assets by any taxing authority for any period prior to the Effective Date. Buyer shall assume responsibility for, and shall bear and pay, all ad valorem, property, and similar taxes and assessments (including any applicable penalties and interest) assessed against the Assets by any taxing authority for any period that begins on or after the Effective Date.

15.   Indemnification.

      (a) Indemnity by Seller. Seller shall and hereby agrees to indemnify, hold harmless, and defend Buyer by counsel mutually acceptable to Buyer and Seller at all times from and after Effective Date against and in respect to Damages (as defined below) for a period of two (2) years from the Effective Date. As used herein,
            "Damages" shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint or several), penalties, and damages, including reasonable consulting fees incurred in investi-gation or in attempting to avoid the same or oppose the imposition thereof, resulting to Buyer from (a) any inaccurate representation made by Seller in or under this Agreement; (b) breach of any of the representations and warranties made by Seller in or under this Agreement; and (c) breach or default in the performance by Seller of any of the covenants to be performed by it hereunder. In no event shall Buyer or its affiliates enter into any settlement of any of the above without Seller's prior written consent. Seller shall be entitled to join in the defense of any of the foregoing, at its cost, by counsel of its choice.

      (b) Indemnity by Buyer. Buyer shall and hereby agrees to indemnify, hold harmless, and defend Seller, by counsel mutually acceptable to Seller and Buyer, at all times from and after the Effective Date against and in respect to Damages (as defined below) for a
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                                    PAGE 79

            period of two (2) years from the Effective Date. As used herein, "Damages" shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint or several), penalties, and damages, including reasonable consulting fees incurred in investi-gation or in attempting to avoid the same or oppose the imposition thereof, resulting to Seller from (a) any inaccurate represen-tation made by Buyer in or under this Agreement; (b) breach of any of the representations and warranties made by Buyer in or under this Agreement; and (c) breach or default in the performance by Buyer of any of the covenants to be performed by it hereunder. In no event shall Seller enter into any settlement of any of the above without Buyer's prior written consent. Buyer shall be entitled to join in the defense of any of the foregoing, at its cost, by counsel of its choice.

16.   Termination

      (a)   Termination by Mutual Consent.   This Agreement may be  terminated
            at any time prior to the Closing Date by the mutual consent of Buyer and Seller.

      (b) Buyer's Termination on Failure of Closing Condition. This Agreement may be terminated by Buyer at any time after March 31, 1995 if by such date, the conditions set forth in Sections 9 and 11 shall not have been fulfilled or waived, provided however, that Buyer shall have made a good faith effort to satisfy all of its conditions as set forth in Section 10.

      (c) Seller's Termination on Failure of Closing Condition. This Agreement may be terminated by Seller at any time after March 31, 1995 if by such date, the conditions set forth in Section 10 hereof shall not have been fulfilled or waived, provided however, that Seller shall have made a good faith effort to satisfy all of its conditions as set forth in Sections 9 and 11.

      (d) Termination for Other Reasons. This Agreement may be terminated at any time prior to the Closing Date by Buyer if any investigation of the Business by Buyer after the date hereof, or any information or any other document delivered to Buyer after the date hereof, shall have revealed any facts or circumstances which, when taken as a whole, are likely to adversely affect the Business or Seller's financial condition, assets, liabilities (absolute, contingent or otherwise), reserves, business, operations or prospects.

17. Attorneys Fees. In the event that any party brings an action to enforce any provisions of this Agreement, then the reasonable costs and attorney's fees of the prevailing party shall be reimbursed by the other party.

18.   Miscellaneous

      (a)   Expenses.  Each of the parties shall bear all expenses incurred by
            it in connection  with this Agreement and in   consummation of the
            transactions contemplated hereby and in preparation thereof.

      (b)   Amendment and Waiver.   This Agreement may be amended  or modified
            at any time and in all respects, or any provision may be waived by an instrument in writing executed by Buyer and Seller.

      (c)   Notices.    Any  notice required  to  be  given  pursuant to  this
            Agreement shall be in writing, which shall include, without limitation, telex, telecopy or other electronic transmission reduced to written form. Notice given by telex, telecopy or other electronic transmission shall be deemed to have been given and received when sent. Notice by mail shall be deemed to have been given and received three (3) calendar days after the day first deposited in the United States mail, certified mail, first class postage prepaid, return receipt requested, and as addressed as shown below. Notice by overnight service shall be deemed to have been given and received the next delivery day. Notices shall be given to the following addresses, unless changed in writing by the respective addressee:

            (i)   If to Seller:

                  Atwood Falcon I, Ltd.
                  15835 Park Ten Place Drive
                  P. O. Box 218350
                  Houston, Texas 77218
                  Telephone: (713) 492-2929
                  Facsimile: (713) 492-0345
                  Attention: Mr. James M. Holland

                  with a copy to:

                  Philadelphia Falcon Drilling Corporation
                  One Beaver Valley Road
                  P. O. Box 15047
                  Wilmington, Delaware 19850
                  Telecopy:  (302) 479-6618

                  Attention:  President

                  and

                  CIGNA International Finance Inc.
                  S-215
                  900 Cottage Grove Road
                  Hartford, Connecticut  06152-2215
                  Telecopy:  (203) 726-8885

                  Attention:  Secretary

            (ii)  If to Buyer:

                  Atwood Oceanics Pacific, Ltd.
                  15835 Park Ten Place Drive
                  P. O. Box 218350
                  Houston, Texas 77218

                  Telephone: (713) 492-2929
                  Facsimile: (713) 492-0345

                  Attention: Mr. James M. Holland

            or at such other address as shall be given in writing by any party to the other parties hereto.

      (d) Arbitration and Dispute Resolution. Any dispute controversy or claim arising out of or relating to this Agreement shall be finally settled by binding arbitration in Houston, Texas in accordance with the Commercial Arbitration rules of the American Arbitration Association in effect on the date of this Agreement and judgment upon the award may be entered in any court having jurisdiction thereof.

      (e) Governing Law. It is the intention of the parties that the laws of Texas should govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

      (f) Section and Other Headings. Section, paragraph, and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      (g) Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

      (h) Parties of Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, Seller and Buyer and their successors and permitted assigns.

      (i) Integrated Agreement. This Agreement and the documents contemplated herein constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties between such parties other than those set forth herein or therein, all other agreements and understandings being superseded hereby.

      (j) Bulk Sales Law. Buyer hereby waives compliance by Seller with the provisions of any bulk sales laws applicable to this transaction, if any, and Seller hereby agrees to indemnify Buyer for any claims and demands of whatever nature (other than the liabilities expressly assumed by Buyer under this Agreement) asserted against Buyer by any creditor of Seller for noncompliance by Seller or Buyer with any Bulk sales laws or similar laws which may be applicable to the sale or transfer of the Assets hereunder.


      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written and effective as of December 31, 1994.

BUYER:                                ATWOOD OCEANICS PACIFIC LTD.



                                      By:/s/ James M. Holland
                                          James M. Holland
                                          Director


SELLER:                               ATWOOD FALCON I,  LTD.

                                      By   ATWOOD  FALCON   CO.,  its  General
Partner


                                          By:/s/ James M. Holland
                                                  James M. Holland
                                                  Vice President

AGREED AND CONSENTED
this 14th day of February 1995:



ATWOOD FALCON CO.


By: /s/ James M. Holland
       James M. Holland
       Vice President



PHILADELPHIA FALCON
DRILLING CORPORATION

By CIGNA International Finance Inc., its Agent


        By: /s/ David S. Scheibe
        Name: David S. Schiebe
        Title: Vice President